SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

AXIUS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54400	27-3574086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6A Easa Al Gurg Tower, 6th Floor, Baiyas Road, P.O.Box 186549, Dubai UAE
Address of principal executive offices

Registrant’s telephone number, including area code: 00971 44475722

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about June 20, 2011 AXIUS INC. (hereinafter the “Company”) in accordance with Board of Directors resolution issued an aggregate of 700,000 shares of its common stock to its President Roland Kaufman at $.10 per share.

The issuance of such shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933 as a transaction by an Issuer not involved in a public offering.

The Company is not aware of any arrangements which may at a subsequent date, result in a change in control.

There is no new material relationship between the Company or its affiliates and any of the parties other than as indicated herein.

Item 9.01 Financial Statements and Exhibits

(c)Exhibits – 10.1 Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIUS INC.

/s/ Roland Kaufman

Roland Kaufman

President, CEO and Director

Date: June 22, 2011

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